UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2007

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2007, Openwave Systems Inc. (the “Company”) and Openwave Systems Holdings (France), SAS, an indirect wholly-owned subsidiary of the Company, completed the sale of Musiwave, S.A. (“Musiwave”) to Microsoft Corporation (“Microsoft”). Under the terms of the agreement, Microsoft purchased all outstanding shares of Musiwave for $46.0 million in cash (the “Purchase Price”) subject to an adjustment for changes in working capital. In addition to the Purchase Price, Microsoft assumed Musiwave’s debt obligations to the Company. As of December 31, 2007, Musiwave had a net debt of approximately $5.9 million. Additionally, $4.6 million of the Purchase Price was paid into an escrow account that shall be available to indemnify Microsoft for breaches of the agreement. The Stock Purchase Agreement was attached as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2007.

Reference is made to Item 9.01(b) below for the pro forma financial information required pursuant to Article 11 of Regulation S-X in connection with the transaction.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The required pro forma financial information as of September 30, 2007 is furnished herewith as Exhibit 99.1 and is incorporated in its entirety herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated financial statements.
(i) Unaudited pro forma condensed consolidated balance sheet as of September 30, 2007.

(ii) Notes to the unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ JEAN-YVES DEXMIER
Name:	Jean-Yves Dexmier
Title:	Chief Financial Officer

Date: January 7, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma condensed consolidated financial statements.
(i) Unaudited pro forma condensed consolidated balance sheet as of September 30, 2007.

(ii) Notes to the unaudited pro forma condensed consolidated financial statements.